UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Pursuant to Item 9.01, as described further below, Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Fund”), hereby amends its Current Report on Form 8-K initially filed on May 6, 2026 to include the audited financial statements included in the Annual Report on Form 10-K of Nuveen Churchill BDC V, a Delaware statutory trust (“BDC V”), for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission on March 2, 2026. These financial statements, along with the supplemental disclosure information required by Rule 6-11 under Regulation S-X related to fund acquisitions, are filed as Exhibits 99.1 and 99.2, respectively, to this Amendment No. 1 to the Current Report on Form 8-K (this “Amended Form 8-K”).

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 1, 2026, the Fund completed its previously announced acquisition of substantially all of the assets of BDC V (the “Transaction”). The Transaction was completed pursuant to a Purchase and Sale Agreement, dated April 1, 2026 (the “Purchase Agreement”), by and between BDC V, as seller, and the Fund, as buyer. The Board of Trustees of each of the Fund (the “Fund Board”) and BDC V (the “BDC V Board”), including all of the respective trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund or BDC V, approved the Purchase Agreement and the Transaction contemplated thereby, consistent with Rule 17a-8 under the 1940 Act. In addition, the Purchase Agreement and the Transaction contemplated thereby were approved by BDC V’s shareholders at a virtual meeting held on April 30, 2026.

Prior to BDC V filing a Notification of Withdrawal of Election on Form N-54C on May 12, 2026, the Fund and BDC V were affiliated business development companies externally managed by Churchill PCIF Advisor LLC (the “Adviser”) and Churchill Asset Management LLC (“Churchill”), respectively, each of which is a Delaware limited liability company controlled by Nuveen, LLC, the investment management division of the Teachers Insurance and Annuity Association of America. Churchill also serves as a sub-adviser to the Fund under an investment sub-advisory agreement by and between the Adviser and Churchill, pursuant to which the Adviser has delegated substantially all of its daily portfolio management obligations under the Fund’s investment advisory agreement to Churchill. Further, the same individuals who serve as trustees on the Fund Board also served as trustees on the BDC V Board, except that the Fund Board includes one additional trustee who is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund who did not serve on the BDC V Board.

Pursuant to the Purchase Agreement, at the Effective Time (as defined in the Purchase Agreement), the Fund delivered to BDC V an aggregate purchase price of $346,954,197 (the “Purchase Price”), equal to the net asset value of BDC V as of April 29, 2026, at which time BDC V sold, transferred, assigned and conveyed to the Fund substantially all of its assets, and the Fund assumed all of BDC V’s liabilities, including $511,000,000 of indebtedness outstanding under BDC V’s credit facility.

The Fund funded the Purchase Price with $337,313,101 of borrowings under its credit facilities with Bank of America and the Bank of Nova Scotia.

The foregoing summary description of the Purchase Agreement and the Transaction contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2026, the terms of which are incorporated herein by reference. Further, the information set forth in the Fund’s Current Report on Form 8-K filed on April 2, 2026 is incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements of BDC V and the supplemental disclosure information required by Rule 6-11 under Regulation S-X related to fund acquisitions are filed with this Amended Form 8-K. With respect to the supplemental disclosure information required to be provided herein, the Fund has (i) included as Exhibit 99.2 a table showing the fees for the Fund and BDC V, and pro forma fees after giving effect to the Transaction (as presented in the Definitive Proxy Statement on Schedule 14A filed by BDC V on April 22, 2026), (ii) determined that the Transaction would not result in a material change in the Fund’s investment portfolio due to investment restrictions, and (iii) determined that there are no material differences in accounting policies between the Fund and BDC V.

The financial statements of BDC V and the comparative fees and expenses required to be provided herein are filed as Exhibits 99.1 and 99.2, respectively, to this Amended Form 8-K and are incorporated into this Item 9.01(a) by reference.

(d) Exhibits.

Exhibit No.	Description
99.1
Audited Consolidated Financial Statements included in the Annual Report on Form 10-K of Nuveen Churchill BDC V for the Fiscal Year ended December 31, 2025 filed with the Securities and Exchange Commission on March 2, 2026

99.2	Comparative Fees and Expenses
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: June 25, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President